UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________________
FORM 8-K
________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2025
MASIMO CORPORATION
(Exact name of registrant as specified in its charter)
________________________________________________

DE			001-33642		33-0368882
(State or other jurisdiction of incorporation)			(Commission File Number)		(IRS Employer Identification No.)
52 Discovery	Irvine,	CA			92618
(Address of Principal Executive Offices)					(Zip Code)
			(949)	297-7000
Registrant’s telephone number, including area code:
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MASI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company		☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 5.02.....Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Catherine Szyman as Chief Executive Officer and Transition of Michelle Brennan to Chairman of the Board
On January 21, 2025, Masimo Corporation (the “Company”) announced that the Board of Directors of the Company (the “Board”) has appointed Catherine Szyman, 58, as Chief Executive Officer of the Company, effective as of February 12, 2025 (the “Effective Date”). As of the Effective Date, Michelle Brennan will cease to serve as Interim Chief Executive Officer of the Company, a role that she has held since September 24, 2024. Ms. Brennan will continue to serve as member of the Board, and has been appointed to the role of Chairman of the Board while Quentin Koffey will serve in the role of Vice-Chairman of the Board. Upon her cessation of service as Interim Chief Executive Officer, Ms. Brennan will be entitled to certain payments and benefits in accordance with the terms of her Employment Agreement with the Company, previously disclosed as Exhibit 10.1 to the Form 8-K filed by the Company on November 18, 2024.
Ms. Szyman’s appointment follows an extensive search process overseen by the Board with the assistance of a leading external search firm. During this process, the Board evaluated numerous high quality candidates.
In connection with Ms. Szyman’s appointment as Chief Executive Officer, the Board increased the authorized number of directors on the Board to nine and appointed Ms. Szyman to fill such vacancy created by the increase in directors, in each case effective as of the Effective Date. Ms. Szyman will serve as a Class II director until the annual meeting of stockholders of the Company at which the Class II directors are elected, until her successor is duly elected and has qualified, or until her earlier death, resignation or removal.
Ms. Szyman led the Critical Care business at Edwards Lifesciences for over a decade – including through the acquisition by BD (Becton, Dickinson and Company) in September of 2024. While at Edwards, Ms. Szyman accelerated the revenue growth of the business by shifting to AI-driven solutions that aid clinicians in decision making and help patients return home to their families faster. Previously, Ms. Szyman spent more than 20 years at Medtronic, where she held positions with increasing levels of responsibility inside and outside the U.S., including leadership roles in corporate strategy, business development and finance, and as the worldwide president of both the Endovascular and Diabetes business units. Ms. Szyman currently serves on the board of Inari Medical (NASDAQ: NARI). She previously served on the boards of Outset Medical (NASDAQ: OM), the Edwards Lifesciences Foundation, and the Opus School of Business at the University of St. Thomas. Ms. Szyman received a B.A. from the University of St. Thomas and an M.B.A. from Harvard Business School.
There are no arrangements or understandings between Ms. Szyman and any person pursuant to which Ms. Szyman was selected as an officer or director, and no family relationships exist between Ms. Szyman and any director or executive officer of the Company. Ms. Szyman is not a party to any transaction to which the Company is or was a participant and in which Ms. Szyman has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.
Offer Letter with Ms. Szyman
On January 17, 2025, the Company and Ms. Szyman entered into an offer letter (the “Offer Letter”) in respect of her service as Chief Executive Officer. Under the Offer Letter, Ms. Szyman’s will receive an initial annual base salary of $1,000,000, a target annual bonus opportunity of 100% of base salary and a maximum annual bonus opportunity equal to 200% of such target, and an annual target long-term incentive award opportunity of $7,000,000. To the extent that the Company determines after the Effective Date to adopt a policy for the vesting of performance stock units upon retirement, any such retirement policy that applies to Ms. Szyman will be no worse than the attainment of 60 years of age and at least five years of continuous employment with the Company. Ms. Szyman will also be eligible to participate in the Company’s employee benefit plans and programs applicable to senior executives of the Company generally, as may be in effect from time to time.
In consideration of certain unvested equity awards forfeited from her previous employer, Ms. Szyman will receive a one-time award of (i) restricted stock units with a target grant date value of approximately $6,000,000 (the “Buy-Out RSUs”), which will vest in three equal installments on each of the first, second and third anniversaries of the Effective Date, and (ii) performance stock units with a target grant date value of approximately $4,000,000 (the “Buy-Out PSUs”), which will vest in accordance with the Company’s vesting terms for annual long-term incentive awards granted in 2025 to other executives of the Company.
Upon a termination of Ms. Szyman’s employment without cause or by Ms. Szyman with good reason other than on or within two years following a change in control, Ms. Szyman will be entitled to receive: (i) an amount equal to one and one-half times the sum of her base salary and target annual bonus opportunity, paid in equal installments over the 18 months following termination in accordance with the Company’s payroll practices; (ii) a prorated annual bonus for the year of termination based on actual performance (the “Prorated Actual Bonus”); (iii) a monthly cash payment in respect of continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 for up to 18 months following termination (the “COBRA Benefit”);

(iv) a period of 90 days following termination to exercise any vested stock options (the “Options Exercisability”); and (v) acceleration and vesting of the Buy-Out RSUs and the Buy-Out PSUs (based on the target level of performance). All other unvested equity awards will be forfeited.
Upon a termination of Ms. Szyman’s employment without cause or by Ms. Szyman with good reason, in each case on or within two years following a change in control, Ms. Szyman will be entitled to receive: (i) a lump sum amount equal to three times the sum of her base salary and target annual bonus opportunity; (ii) a prorated target annual bonus for the year of termination; (iii) the COBRA Benefit; (iv) the Options Exercisability; and (v) acceleration and vesting of all unvested equity awards, with the treatment of any PSUs determined in accordance with the applicable award agreements.
Upon a termination of Ms. Szyman’s employment due to death or disability, Ms. Szyman or Ms. Szyman’s estate (as applicable) will be entitled to receive (i) the Prorated Actual Bonus, (ii) the Options Exercisability and (iii) acceleration and vesting of the Buy-Out RSUs.
Severance benefits are subject to Ms. Szyman’s execution and non-revocation of a separation and general release and continued compliance with certain obligations to the Company. Ms. Szyman will also be bound by the terms of a Masimo Confidentiality Agreement, which contains perpetual confidentiality and a non-solicitation covenant that will extend for two years following the termination of employment with the Company.
The above description of the Offer Letter is qualified in its entirety by reference to the terms of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
A copy of the Company’s press release relating to the announcement described in Item 5.02, dated January 21, 2025, is furnished as Exhibit 99.1 to this Form 8-K.
In accordance with General Instructions B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d) The following items are filed as exhibits to the Current Report on Form 8-K.

Exhibit No.	Description
10.1	Offer Letter, by and between Masimo Corporation and Catherine Szyman, dated January 17, 2025.
99.1	Press Release dated January 21, 2025, issued by Masimo Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION

Date: January 21, 2025	By:	/s/ MICAH YOUNG
Micah Young
Executive Vice President & Chief Financial Officer
(Principal Financial Officer)